Press Release

RLJ Lodging Trust Reports First Quarter 2016 Results

- Completed a comprehensive $1.0 billion refinancing
- Repurchased 0.5 million common shares for $11.3 million
- Pro forma RevPAR increased 2.1%

Bethesda, MD, May 4, 2016 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2016.

Highlights

•	Pro forma RevPAR increased 2.1%, Pro forma ADR increased 2.1%, and Pro forma Occupancy increased 0.1%

•	Pro forma Hotel EBITDA Margin increased 35 basis points to 33.6%

•	Pro forma Consolidated Hotel EBITDA increased 7.3% to $92.4 million

•	Adjusted FFO increased 5.2% to $70.8 million

•	Refinanced $233.5 million of secured debt; extended maturities to 2022 and 2023

•	Sold one non-strategic property

•	Repurchased 0.5 million common shares for $11.3 million

•	Subsequent to quarter end, refinanced $800.0 million of unsecured debt; extended maturities to 2021, improved pricing, and enhanced financial covenants

“Our diversified portfolio and prudent capital allocation continue to yield positive results,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “In addition to another quarter of solid performance, we further bolstered our balance sheet by refinancing $1.0 billion of debt and also enhanced capital returns to our shareholders by continuing to repurchase shares. We remain optimistic about 2016 as we benefit from our shift towards higher growth markets and the ramp up of our recent conversions.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended March 31, 2016, increased 2.1% over the comparable period in 2015, driven by a Pro forma ADR increase of 2.1%, and a Pro forma Occupancy increase of 0.1%. Excluding Chicago and Houston, which experienced softness in the quarter, Pro forma RevPAR growth was 3.9%. Two of the Company’s markets achieved double-digit RevPAR growth, including Northern California and Southern California, which experienced RevPAR growth of 28.7% and 11.9%, respectively.

Pro forma Hotel EBITDA Margin for the three months ended March 31, 2016, increased 35 basis points over the comparable period in 2015 to 33.6%. Excluding Chicago and Houston, Pro forma Hotel EBITDA Margin increased 82 basis points.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended March 31, 2016, Pro forma Consolidated Hotel EBITDA increased $6.3 million to $92.4 million, representing a 7.3% increase over the comparable period in 2015.

Adjusted EBITDA for the three months ended March 31, 2016, increased $4.9 million to $86.0 million, representing a 6.1% increase over the comparable period in 2015.

Adjusted FFO for the three months ended March 31, 2016, increased $3.5 million to $70.8 million, representing a 5.2% increase over the comparable period in 2015.

Adjusted FFO per diluted share and unit for the three months ended March 31, 2016, was $0.57 based on the Company’s diluted weighted-average common shares and units outstanding of 124.9 million.

Non-recurring items which were noteworthy for the three months ended March 31, 2016, included a non-cash deferred tax expense of $1.1 million and $0.7 million of other costs outside the normal course of operations.

Non-recurring items are included in net income attributable to common shareholders but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables in this press release for the three months ended March 31, 2016 and 2015.

Net income attributable to common shareholders for the three months ended March 31, 2016, was $25.3 million, compared to $47.9 million for the comparable period in 2015.

Net cash flow from operating activities for the three months ended March 31, 2016, totaled $55.2 million, compared to $44.1 million for the comparable period in 2015.

Balance Sheet
During the three months ended March 31, 2016, the Company successfully refinanced $233.5 million of secured debt.

On March 16, 2016, the Company amended its $74.0 million cross-collateralized, first mortgage non-recourse loan secured by five properties. The transaction increased proceeds to $85.0 million, improved pricing, and extended the final maturity from 2017 to 2023, including extensions.

On March 24, 2016, the Company amended and restated three first mortgage non-recourse loans secured by four properties totaling $148.5 million. The transaction improved pricing and extended the final maturity from 2020 to 2022, including extensions.

As of March 31, 2016, the Company had $126.0 million of unrestricted cash on its balance sheet, $300.0 million available on its Revolver, and $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA, pro forma for recent acquisitions and dispositions, for the trailing twelve month period ended March 31, 2016, was 3.8 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the first quarter. The dividend was paid on April 15, 2016, to shareholders of record as of March 31, 2016.

Share Buyback
During the first quarter of 2016, the Company repurchased 0.5 million common shares for $11.3 million at an average price per share of $22.11. As of March 31, 2016, the Company's authorized share buyback program had a remaining capacity of $163.5 million.

Dispositions
On February 22, 2016, the Company sold the 62-room Holiday Inn Express Merrillville in Merrillville, IN for $2.9 million.

Subsequent Events
On April 22, 2016, the Company successfully refinanced $800.0 million of unsecured debt.

The Company amended and restated its $400.0 million 2013 Five-Year Term Loan. The transaction extended the final maturity from 2018 to 2021 and improved pricing by an average of 21 basis points.

The Company also amended and restated its $300.0 million Revolver. Including extensions, the transaction extended the final maturity from 2017 to 2021, increased the capacity to $400.0 million, and improved pricing by an average of 26 basis points.

2016 Outlook
The Company’s outlook remains the same. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2016 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating statistics include results for periods prior to the Company's ownership and therefore assumes the hotels were owned since January 1, 2015. Pro forma guidance removes income from hotels that have been sold.

For the full year 2016, the Company anticipates:

Current Outlook
Pro forma RevPAR growth (1)	3.0% to 5.0%
Pro forma Hotel EBITDA Margin (1)	36.5% to 37.5%
Pro forma Consolidated Hotel EBITDA	$425.0M to $450.0M
Corporate Cash General & Administrative	$27.5M to $28.5M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded for periods in which they are closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 5, 2016, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 125 hotels with approximately 20,800 rooms, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes results for periods prior to ownership, includes non-comparable hotels which were not open for operation or were closed for renovations for comparable periods, and excludes sold hotels. Pro forma Hotel EBITDA excludes the results of non-comparable hotels.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share based compensation, and certain other expenses that the Company considers outside the normal course of business or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO, and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gain or loss on the disposal of assets, and certain non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. The Company has excluded property-related severance costs, debt modification costs, and debt extinguishment costs.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Investment in hotel properties, net	$3,643,206	$3,674,999
Cash and cash equivalents	126,004	134,192
Restricted cash reserves	54,547	55,455
Hotel and other receivables, net of allowance of $129 and $117, respectively	31,007	25,755
Deferred income tax asset	48,847	49,978
Prepaid expense and other assets	36,727	32,563
Total assets	$3,940,338	$3,972,942
Liabilities and Equity
Mortgage loans, net	$415,546	$406,049
Term loans and revolving credit facility, net	1,169,840	1,169,437
Accounts payable and other liabilities	130,776	129,192
Deferred income tax liability	9,801	9,801
Advance deposits and deferred revenue	13,460	11,647
Accrued interest	4,872	4,883
Distributions payable	41,361	41,409
Total liabilities	1,785,656	1,772,418
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 124,807,780 and 124,635,675 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1,248	1,246
Additional paid-in-capital	2,190,737	2,195,732
Accumulated other comprehensive loss	(36,850)	(16,602)
(Distributions in excess of net earnings) retained earnings	(13,448)	2,439
Total shareholders’ equity	2,141,687	2,182,815
Noncontrolling interest
Noncontrolling interest in consolidated joint venture	5,856	6,177
Noncontrolling interest in the Operating Partnership	7,139	11,532
Total noncontrolling interest	12,995	17,709
Total equity	2,154,682	2,200,524
Total liabilities and equity	$3,940,338	$3,972,942

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2016	2015
Revenue
Operating revenue
Room revenue	$239,512	$232,559
Food and beverage revenue	26,555	28,993
Other operating department revenue	9,104	8,853
Total revenue	$275,171	$270,405
Expense
Operating expense
Room expense	$55,028	$54,086
Food and beverage expense	19,817	20,764
Management and franchise fee expense	28,501	28,042
Other operating expense	60,021	60,581
Total property operating expense	163,367	163,473
Depreciation and amortization	40,730	37,203
Property tax, insurance and other	20,155	20,043
General and administrative	9,649	10,399
Transaction and pursuit costs	79	135
Total operating expense	233,980	231,253
Operating income	41,191	39,152
Other income	302	90
Interest income	397	445
Interest expense	(14,892)	(13,508)
Income from continuing operations before income tax expense	26,998	26,179
Income tax expense	(1,476)	(375)
Income from continuing operations	25,522	25,804
(Loss) gain on sale of hotel properties	(172)	22,298
Net income	25,350	48,102
Net loss (income) attributable to noncontrolling interests
Noncontrolling interest in consolidated joint venture	62	69
Noncontrolling interest in the Operating Partnership	(114)	(321)
Net income attributable to common shareholders	$25,298	$47,850
Basic per common share data:
Net income per share attributable to common shareholders	$0.20	$0.36
Weighted-average number of common shares	123,739,823	131,272,611
Diluted per common share data
Net income per share attributable to common shareholders	$0.20	$0.36
Weighted-average number of common shares	124,141,824	132,286,542

Note:
The Statement of Comprehensive Income and corresponding notes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO)

	For the three months ended March 31,
	2016	2015
Net income	$25,350	$48,102
Depreciation and amortization	40,730	37,203
Loss (gain) on sale of hotel properties	172	(22,298)
Noncontrolling interest in consolidated joint venture	62	69
Adjustments related to consolidated joint venture (1)	(39)	(42)
FFO attributable to common shareholders	66,275	63,034
Transaction and pursuit costs	79	135
Amortization of share-based compensation	2,591	4,023
Non-cash income tax expense	1,131	—
Loan related costs (2)	341	90
Other expenses (3)	356	—
Adjusted FFO attributable to common shareholders	$70,773	$67,282

Adjusted FFO per common share and unit-basic	$0.57	$0.51
Adjusted FFO per common share and unit-diluted	$0.57	$0.51

Basic weighted-average common shares and units outstanding (4)	124,490	132,167
Diluted weighted-average common shares and units outstanding (4)	124,892	133,181

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(2)  Represents debt modification and extinguishment costs.
(3) Represents property-level severance costs.
(4)  Includes 0.8 million and 0.9 million weighted average operating partnership units for March 31, 2016 and March 31, 2015, respectively.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2016	2015
Net income	$25,350	$48,102
Depreciation and amortization	40,730	37,203
Interest expense, net (1)	14,886	13,497
Income tax expense	1,476	375
Noncontrolling interest in consolidated joint venture	62	69
Adjustments related to consolidated joint venture (2)	(39)	(42)
EBITDA	82,465	99,204
Transaction and pursuit costs	79	135
Loss (gain) on sale of hotel properties	172	(22,298)
Amortization of share-based compensation	2,591	4,023
Loan related costs (3)	341	—
Other expenses (4)	356	—
Adjusted EBITDA	86,004	81,064
General and administrative (5)	6,717	6,376
Operating results from noncontrolling interest in joint venture	(23)	(27)
Other corporate adjustments	(265)	(160)
Consolidated Hotel EBITDA	92,433	87,253
Pro forma adjustments - Income from sold properties	(14)	(2,502)
Pro forma adjustments - Income from prior ownership	—	1,358
Pro forma Consolidated Hotel EBITDA	92,419	86,109
Non-comparable hotels (6)	(4,765)	(1,273)
Pro forma Hotel EBITDA	$87,654	$84,836

Note:
(1) Interest expense is net of interest income, excluding amounts attributable to investment in loans of $0.4 million and $0.4 million for the three months ended March 31, 2016 and 2015, respectively.
(2) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(3) Represents debt modification costs.
(4) Represents property-level severance costs.
(5) General and administrative expenses exclude amortization of share based compensation and other non-recurring expenses reflected in Adjusted EBITDA.
(6) Reflects the results of four non-comparable hotels that were not open for the entirety of the comparable periods: Courtyard Waikiki Beach, Courtyard San Francisco Union Square, SpringHill Suites Houston Downtown/Convention Center, and Hyatt Place DC/Downtown/K Street.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of March 31, 2016 (2)
Secured Debt
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	3.99%	$150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (3)	4.04%	148,500
Wells Fargo - 1 hotel (5)	10	Jun 2022	Fixed	5.25%	33,112
PNC Bank - 5 hotels	5	Mar 2023	Floating	2.54%	85,000
Weighted Average / Secured Total				3.81%	$416,612

Unsecured Debt
Revolver (6)	4	Nov 2017	Floating	2.19%	$—
2013 Five-Year Term Loan	5	Aug 2018	Floating (3)(4)	3.10%	400,000
2012 Five-Year Term Loan	5	Mar 2019	Floating (3)	2.72%	400,000
2012 Seven-Year Term Loan	7	Nov 2019	Floating (3)	4.04%	225,000
2014 Seven-Year Term Loan	7	Jan 2022	Floating (3)	3.43%	150,000
Weighted Average / Unsecured Total				3.19%	$1,175,000

Weighted Average / Total Debt				3.35%	$1,591,612

Note:
(1) Interest rates as of March 31, 2016.
(2) Excludes deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) Reflects interest rate swap on $350.0 million.
(5) Excludes the $1.2 million impact of a fair value adjustment.
(6) As of March 31, 2016, there was $300.0 million of borrowing capacity on the Revolver, which was charged an unused commitment fee of 0.35% annually.

RLJ Lodging Trust
Acquisitions
 (unaudited)

Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
2016 Acquisitions
No assets acquired to date	—	—	—	—	—	—

2015 Acquisitions
Hyatt Place DC/Downtown/K Street	Washington, DC	Jul 15, 2015	Aimbridge Hospitality	164	$68.0	100%
Homewood Suites Seattle/Lynnwood	Lynnwood, WA	Jul 20, 2015	InnVentures	170	37.9	100%
Residence Inn Palo Alto Los Altos	Los Altos, CA	Sep 25, 2015	InnVentures	156	70.0	100%
2015 Total				490	$175.9	100%
Total Acquisitions				490	$175.9	100%

RLJ Lodging Trust
Pro forma Operating Statistics — Top 60 Assets

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$16,253
DoubleTree NYC Metropolitan	New York, NY	764	14,853
Hilton New York Fashion District	New York, NY	280	9,464
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	9,449
Hilton Garden Inn New York W 35th St	New York, NY	298	9,060
Courtyard Portland City Center	Portland, OR	256	7,769
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	7,516
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	6,655
DoubleTree Grand Key Resort	Key West, FL	216	6,540
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	6,455
Hilton Cabana Miami Beach	Miami Beach, FL	231	6,321
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,146
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	6,123
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,076
Embassy Suites Boston Waltham	Waltham, MA	275	6,054
Fairfield Inn & Suites DC Downtown	Washington, DC	198	5,933
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,848
Hyatt House Santa Clara	Santa Clara, CA	150	5,718
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,664
Courtyard Charleston Historic District	Charleston, SC	176	5,602
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	5,398
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	5,322
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	5,176
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	5,103
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	5,019
Embassy Suites Los Angeles Downey	Downey, CA	220	4,779
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,645
Homewood Suites Washington DC Downtown	Washington, DC	175	4,509
Hyatt Atlanta Midtown	Atlanta, GA	194	4,386
Courtyard New York Manhattan Upper East	New York, NY	226	4,213
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,191
Fairfield Inn & Suites Key West	Key West, FL	106	4,108
Courtyard Waikiki Beach	Honolulu, HI	403	4,055
Marriott Austin South	Austin, TX	211	4,022
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,799
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	3,760
Courtyard Houston By The Galleria	Houston, TX	190	3,513
Hyatt House Charlotte Center City	Charlotte, NC	163	3,446
Embassy Suites West Palm Beach Central	West Palm Beach, FL	194	3,379
Residence Inn Louisville Downtown	Louisville, KY	140	3,315
Hyatt House San Ramon	San Ramon, CA	142	3,285
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,237
Embassy Suites Irvine Orange Cnty Arprt	Irvine, CA	293	3,214
Residence Inn National Harbor DC	Oxon Hill, MD	162	3,204
Residence Inn Indy Dtwn On The Canal	Indianapolis, IN	134	3,204
Hyatt Market Street The Woodlands	The Woodlands, TX	70	3,172
Hampton Inn Garden City	Garden City, NY	143	3,071
SpringHill Suites Portland Hillsboro	Hillsboro, OR	106	2,992
Residence Inn Houston By The Galleria	Houston, TX	146	2,966
Hyatt Place Madison Downtown	Madison, WI	151	2,930
Courtyard Atlanta Buckhead	Atlanta, GA	181	2,928
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	2,906
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,880
Homewood Suites Seattle Lynnwood	Lynnwood, WA	170	2,875
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	2,823
Hilton Garden Inn Pittsburgh Univ Pl	Pittsburgh, PA	202	2,768
Courtyard Austin Airport	Austin, TX	150	2,718
Hampton Inn Houston Near The Galleria	Houston, TX	176	2,590
Courtyard San Francisco	San Francisco, CA	166	2,144
Hyatt Place Washington DC Dtwn K St	Washington, DC	164	1,177
Top 60 Assets		13,135	296,721
Other (1)		7,700	114,238
Total Portfolio		20,835	$410,959
Note: For the trailing twelve months ended March 31, 2016. Information above is unaudited and includes results for periods prior to the Company's ownership. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. Amounts in thousands, except rooms. (1) Reflects 65 hotels.

RLJ Lodging Trust
Pro forma Operating Statistics

For the three months ended March 31, 2016

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q1
South Florida	10	89.0%	91.7%	(2.9)%	$218.29	$214.21	1.9%	$194.28	$196.44	(1.1)%	17%
Austin	13	79.4%	77.8%	2.1%	177.77	176.96	0.5%	141.22	137.67	2.6%	12%
Northern California	7	85.6%	75.7%	13.0%	212.81	186.75	14.0%	182.08	141.46	28.7%	11%
Louisville	5	73.6%	70.2%	4.8%	152.92	153.84	(0.6)%	112.54	108.03	4.2%	7%
Houston	9	72.3%	74.3%	(2.7)%	159.90	168.01	(4.8)%	115.54	124.79	(7.4)%	7%
Denver	13	68.6%	65.7%	4.4%	127.99	129.72	(1.3)%	87.77	85.19	3.0%	7%
Southern California	6	81.4%	77.4%	5.1%	158.76	149.20	6.4%	129.19	115.48	11.9%	5%
DC	7	65.1%	70.9%	(8.1)%	174.38	165.98	5.1%	113.54	117.62	(3.5)%	5%
Chicago	14	54.5%	62.4%	(12.7)%	129.28	129.00	0.2%	70.48	80.55	(12.5)%	3%
NYC	5	92.3%	91.6%	0.7%	168.52	170.38	(1.1)%	155.51	156.11	(0.4)%	1%
Other	32	74.2%	74.2%	(0.1)%	153.74	151.20	1.7%	114.03	112.25	1.6%	25%
Total	121	75.4%	75.3%	0.1%	$165.59	$162.24	2.1%	$124.80	$122.22	2.1%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q1
Focused-Service	100	74.2%	73.8%	0.6%	$158.50	$154.36	2.7%	$117.56	$113.86	3.3%	71%
Compact Full-Service	20	79.0%	80.3%	(1.7)%	183.87	181.28	1.4%	145.18	145.66	(0.3)%	25%
Full-Service	1	73.2%	69.9%	4.7%	167.81	172.47	(2.7)%	122.80	120.56	1.9%	4%
Total	121	75.4%	75.3%	0.1%	$165.59	$162.24	2.1%	$124.80	$122.22	2.1%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q1
Upper Upscale	18	75.9%	77.0%	(1.4)%	$182.69	$180.28	1.3%	$138.74	$138.83	(0.1)%	27%
Upscale	87	76.1%	75.1%	1.3%	161.34	157.75	2.3%	122.72	118.48	3.6%	64%
Upper Midscale	15	71.0%	73.9%	(3.9)%	155.89	152.66	2.1%	110.72	112.86	(1.9)%	9%
Midscale	1	44.1%	58.8%	(25.0)%	96.90	83.85	15.6%	42.74	49.30	(13.3)%	—%
Total	121	75.4%	75.3%	0.1%	$165.59	$162.24	2.1%	$124.80	$122.22	2.1%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q1
Residence Inn	29	74.6%	74.6%	—%	$156.94	$152.86	2.7%	$117.12	$114.06	2.7%	18%
Courtyard	22	71.5%	73.4%	(2.5)%	156.11	157.65	(1.0)%	111.65	115.65	(3.5)%	16%
Hyatt House	11	85.1%	73.1%	16.5%	172.18	160.31	7.4%	146.59	117.20	25.1%	12%
SpringHill Suites	6	80.8%	81.8%	(1.1)%	189.45	177.97	6.4%	153.16	145.51	5.3%	9%
Marriott	5	71.0%	69.7%	1.9%	160.83	163.33	(1.5)%	114.18	113.79	0.3%	9%
Hilton Garden Inn	9	75.7%	78.1%	(3.0)%	168.78	162.61	3.8%	127.85	126.99	0.7%	8%
Hampton Inn	7	73.7%	75.5%	(2.5)%	167.02	162.79	2.6%	123.02	122.93	0.1%	5%
Embassy Suites	7	72.0%	74.4%	(3.2)%	145.38	144.07	0.9%	104.70	107.23	(2.4)%	4%
Hilton	2	92.4%	93.5%	(1.2)%	218.33	229.23	(4.8)%	201.66	214.31	(5.9)%	4%
Fairfield Inn & Suites	8	71.4%	69.4%	2.9%	124.64	122.36	1.9%	88.96	84.87	4.8%	4%
Renaissance	3	66.0%	72.3%	(8.7)%	170.60	167.90	1.6%	112.57	121.39	(7.3)%	3%
DoubleTree	3	88.0%	88.2%	(0.2)%	180.72	181.04	(0.2)%	159.12	159.72	(0.4)%	2%
Hyatt	2	74.9%	75.1%	(0.3)%	209.11	203.80	2.6%	156.60	153.02	2.3%	2%
Hyatt Place	2	84.0%	80.5%	4.3%	155.25	146.81	5.8%	130.42	118.24	10.3%	2%
Homewood Suites	2	61.8%	64.4%	(4.1)%	176.79	169.35	4.4%	109.17	109.02	0.1%	1%
Other	3	51.8%	60.1%	(13.8)%	156.67	147.34	6.3%	81.12	88.51	(8.3)%	1%
Total	121	75.4%	75.3%	0.1%	$165.59	$162.24	2.1%	$124.80	$122.22	2.1%	100%

Note: Information above is unaudited and includes results for periods prior to the Company's ownership. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude sold hotels as of March 31, 2016, and four non-comparable properties.